Exhibit 3.9

Articles of Amendment to Articles of Incorporation of 2026 uA.., 11 I - 3 P! - 1' 2: 17 HELIO COHPORATION ' .. (Name of Corporation as current Iv filed wilh the Florida Dept. - o(Siare) ,: .. � - , Fi_' L P220000760 � 0 (!Jocurnent Number of Corporation (if known) Pursuant to the provisions of section 607 . 1006 . Florida Statutes . this Floritlt 1 Profit Corporu 1 io 11 adopts the following aim·ndmcnt(s) to its Articles of Incorporation : A. If amending name. enter the new name of the corporation: The 11 eir 11 ame 11111 st be distinguishable and contain the 1 rnrd " corporarion ... " co 111 p(l 11 _I · . •• or "i 11 corp()ra 1 ed" or the (/hhre 1 · iati/) 11 "C Oip .... "Inc . ," or Co .. " or the designarion "COip, •• "Inc . " or ··co·· . A prufessi,mal corporation 11 w 11 t' must comain rht! 11 · 1 wd " c : h(lr/t!red . " ··professional association . " or tht' ahhrel'iation " P .. � . " B. Enter new principal office address. if applicable: 2 - UR Sixth Street (Principal office uddre . u MUST BE A STREET .• IDDRESS) Berkeley, CA 9 � 710 C. Enter new mailing address. if applicable: (Maili11g addre.H MA}' BE A POST OFFICE BOX! 2230 S McCall Rd Englewoud. Fl J � :?2 � 0. If amending the registered agent and/or registered office address in Florida. enter the name of the new registered agent and/or the new registered office address: (Florida s ir!!, ' / culdrt's. \ ) New Registered Office Address : . Florida New Registered Agent's Signature, if changing Registered Agent: I hereby accept 1he appoinrment as regisrered agent . I a111_/i.m1iliar wi1h am/ accept the ohligations 1!{1!,e posirion. Sig11a111re rif New Regisll.!red Aient, if clwnginJ!. Check if applicable !!!! The amendment(s) is/are being filed pursuant to s. 60i . 0 120 (11) (c ). F . S .

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Change Add I) Remove Change Add 2) Removt..· Change 3) Add Remove Change 4) Add Remove Change Add 5) Remove Change Add 6) Remove • If amending the Orficers and/or Directors . enter the title and name of e, 1 ch officer/director being renuffcd and titk . name . and address of each Officer and/or Director being added : ( . - ltrach additional sheers, ifnecessm}) Please note the <d]ict!rldirector firle by ,hejirsf leuer ofrhe office title : P = Presidem : V= Vic e President : T= 7 h : a . rnrer : S= St!crt!tw}· : D= Direcwr : TR= Truslt'e : C = Chairman or Clerk : CEO = Chief Execmiw ()jficer : cr - o = Chief Financial Ojjicer . !fan officer/director hold' \ more than on e tirle . Ii . \ ' £ 1 hejirs 1 /e 11 er o f each nj]ict! he/tl Presidenf . Treasurer, Director would he PTD . Changes should be noll!d in the following manner . Currt!nt( 1 · John Doe is listed as rhu / 1 . \ T and Mike . Jones is lis 1 ed as the V Thert' is a change . Mike . Jones leares the corporal ion, Sally S'mith is named the V am/ S . These should he noted as . John Doe . PT as a Change . 1 \ fike Jones . Vas Remm·e . and Sal(r Smith . SV as an Add Example: X Clrnngc PT John Doe X Remove y SV Mike Jones X Add Sallv Smith Tvne of Action (Check One) Title Name Address

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'r,. If amending or adding additional Articles. enter change(s) here: (Attach addirional sheets, if necessary). {Be , \ pec[/ic) Amendment to Article IV The Company hereby designates 500,000 shares of its authorized but unisued Preferred Stock. par value S0.000 I per share as a separate series designated "Series [3 Convenible Preferred Stock" Article IV should read as follows after amendment: The Number of shares the Corporation is authorized to issue is: 100,000.000 (One hundred million) Common 20.000,000 (Twccnty million) Preferred 1,500.000 (One million five hundred thousand) Series A Convertible Preferred 175.000 (One hundred seventy - five thousand) of"Scries A Convertible Preferred Stock" to Vanquish Funding Group. Inc. 500,000 (Five hundred thousand) "Series B Convertible Preferred Stock" F. If an amendment provides for an exchange, reclassification. or cancellation of issued shares. provisions for implementing the amendment if not contained in the amendment itself: (i/not applicahle. indicate NIA)

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The date of each amendment(s) adoption: . if other than the date this document was signed. Effecti \ 'e date if applicable: (no more than 90 days ajier amendmem file date) Note: If the date inserted in this block does not meet the applicable statutory filing requiremcnls. this date will not be listed as the document's effective date on the Department ofStarc·s records. Adoption of Amendmcnt(s) (CHECK ONE) ii The amendment(s) was/we - re adopted by the incorporators. or board of dirl·ctors without shareholder action and shareholda ac1ion was not required. D The amendmem(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups. 711e following .,·tatt!ment must hi: separate � i· providedfor each \ "Oling group emitted IO ,·ote separall.! � 1· rm 1he w11e11dmt111t(s): "The number of votes cast for the amendment(s) was/were sufficient for approval by (t·ming g,ro11p) Signature - ,, - ",<' - - ,, - L - -- 7' - ----- \ - ---------------------- - ·ctor. g sident or her ofricer - if directors or officers have not been selected. by an incorpora1or - 1 ands of a receiver. trustee. or other court appointed fiduciary bv that fiduciary) Edward M. Cabrera (Typed or printed name of person signing) Chaimian. CEO. President (Title of person signing)

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